SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant [X]

Filed by a party other than the Registrant [   ]

Check the appropriate box:

[ ]      Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X]      Definitive Proxy Statement
[ ]      Definitive Additional Materials
[ ]      Soliciting Material Pursuant toss.240.14a-11(c) orss.240.14a-12

                              TII Industries, Inc.
                              --------------------
                (Name of Registrant as Specified in Its Charter)


    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]      No fee required

[ ]      Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11

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                  applies:

         2)       Aggregate number of securities to which transaction applies:

         3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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         5)       Total fee paid:

[ ]      Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

         1)       Amount Previously Paid:

         2)       Form, Schedule or Registration Statement No.:

         3)       Filing Party:

         4)       Date Filed:

                              TII INDUSTRIES, INC.
                                1385 AKRON STREET
                            COPIAGUE, NEW YORK 11726

                               ------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD DECEMBER 6, 2000

                               ------------------

To the Stockholders of
TII Industries, Inc.:

         NOTICE IS HEREBY GIVEN that the 2000 Annual Meeting of Stockholders of TII Industries, Inc., a Delaware corporation (the "Company"), will be held at the Huntington Hilton, 598 Broadhollow Road, Melville, New York, on Wednesday, December 6, 2000 at 3:00 p.m., New York time, at which the following matters are to be presented for consideration:

         1. The election of two Class III directors to serve until the 2003 Annual Meeting of Stockholders and until their respective successors are elected and qualified;

         2. A proposal to amend the Company's 1998 Stock Option Plan to increase the number of shares available thereunder from 1,500,000 to 2,500,000;

         3. Proposals to amend the Company's 1994 Non-Employee Director Stock Option Plan to increase the number of shares available thereunder from 200,000 to 700,000 and to increase the number of shares subject to options to be granted thereunder at the time of a director's initial election and at each annual meeting of stockholders from 10,000 to 25,000;

         4. A proposal to ratify the selection by the Board of Directors of Arthur Andersen LLP as the Company's independent public accountants for the fiscal year ending June 29, 2001; and

         5. The transaction of such other business as may properly come before the meeting or any adjournments or postponements thereof.

         The close of business on October 13, 2000 has been fixed as the record date for the determination of stockholders entitled to notice of, and to vote at, the meeting and any adjournments or postponements thereof.

                                             By Order of the Board of Directors,

                                                          Dorothy Roach,
                                                            Secretary

November 6, 2000

         WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY AND MAIL IT PROMPTLY IN THE ENCLOSED ENVELOPE IN ORDER TO ASSURE REPRESENTATION OF YOUR SHARES. NO POSTAGE NEED BE AFFIXED IF MAILED IN THE ENCLOSED ENVELOPE IN THE UNITED STATES.

                              TII INDUSTRIES, INC.
                                1385 AKRON STREET
                            COPIAGUE, NEW YORK 11726

                              --------------------

                                 PROXY STATEMENT
                       FOR ANNUAL MEETING OF STOCKHOLDERS
                         TO BE HELD ON DECEMBER 6, 2000

                            ------------------------

         This Proxy Statement, to be mailed to stockholders of TII Industries, Inc., a Delaware corporation (the "Company"), on or about November 6, 2000, is furnished in connection with the solicitation by the Board of Directors of the Company of proxies in the accompanying form ("Proxy" or "Proxies") to be used at the Annual Meeting of Stockholders of the Company to be held on Wednesday, December 6, 2000 at 3:00 p.m., New York time, and at any adjournments or postponements thereof (the "Meeting"). The Meeting will be held at the Huntington Hilton, 598 Broadhollow Road, Melville, New York.

         The close of business on October 13, 2000 has been fixed as the record date (the "Record Date") for the determination of stockholders entitled to notice of, and to vote at, the Meeting. On the Record Date, there were outstanding 11,682,284 shares of the Company's Common Stock ("Common Stock"). The presence, in person or by proxy, of a majority of all such shares, will constitute a quorum for the transaction of business at the Meeting. Each outstanding share of Common Stock on the Record Date is entitled to one vote on all matters to be voted on at the Meeting. A plurality of the votes of shares present in person or represented by proxy at the Meeting and entitled to vote thereon will be required for the election of directors (Proposal 1), while the affirmative vote of a majority of the shares present in person or represented by proxy at the Meeting and entitled to vote thereon will be required to approve the proposed amendment to the Company's 1998 Stock Option Plan (Proposal 2), to approve the proposed amendments to the Company's 1994 Non-Employee Director Stock Option Plan (Proposal 3) and to ratify the selection of Arthur Andersen LLP as the Company's independent public accountants for the fiscal year ending June 30, 2001 (Proposal 4).

         Abstentions are considered as shares present and entitled to vote and, therefore, to the extent a vote requires approval by a majority of shares present in person or by proxy and entitled to vote, abstentions will have the effect of a negative vote thereon. Brokers who are members of the New York Stock Exchange have discretion to vote the shares of their clients that the broker holds of record (in "street name") for its customers with respect to non-contested elections of directors and ratification of a board's selection of independent public accountants and certain other matters. Brokers are, therefore, expected to vote such shares on these matters. However, under the rules of the New York Stock Exchange, brokers are not entitled to vote such shares with respect to the proposal to approve the amendment to the Company's 1998 Stock Option Plan

(Proposal 2) or with respect to the proposals to approve the amendments to the Company's 1994 Non-Employee Director Stock Option Plan (Proposal 3). Under Delaware law, shares not voted by brokers (called "broker non-votes") are considered not entitled to vote. Accordingly, broker non-votes will have no effect on the outcome of the vote on those proposals. Proxies submitted which contain abstentions or broker non-votes will be deemed present at the Meeting for determining the presence of a quorum.

         Proxies properly executed and received in time for the Meeting will be voted in accordance with the specifications made thereon or, in the absence of specification, for all nominees named herein to serve as directors, to approve the proposed amendment to the 1998 Stock Option Plan, to approve the proposed amendments to the 1994 Non-Employee Director Stock Option Plan and to ratify the selection of Arthur Andersen LLP as the Company's independent public accountants. The Board of Directors does not intend to bring before the Meeting any matter other than those described above, and has not received notice of, and is not aware of, any other matters that are to be presented by stockholders for action at the Meeting. If, however, any other matters or motions come before the Meeting, it is the intention of the persons named in the accompanying Proxy to vote such Proxy in accordance with their judgment on such matters or motions, including any matters dealing with the conduct of the Meeting. Any Proxy may be revoked by the person giving it at any time prior to the exercise of the powers conferred thereby by a written notice of revocation to the Secretary of the Company, 1385 Akron Street, Copiague, New York 11726, by submitting a duly executed proxy bearing a later date at the foregoing address or at the Meeting, or by voting in person at the Meeting.

                          SECURITY HOLDINGS OF CERTAIN
                      STOCKHOLDERS, MANAGEMENT AND NOMINEES

         The following table sets forth information, as of the Record Date except as noted below, with respect to the beneficial ownership of the Company's Common Stock by (i) each person (including any "group," as that term is used in Section 13(d)(3) of the Securities Exchange Act of 1934) known by the Company to beneficially own more than 5% of the outstanding shares of the Company's Common Stock, (ii) each director and nominee to serve as a director of the Company,
(iii) each executive officer named in the Summary Compensation Table under the caption "Executive Compensation", below, and (iv) all executive officers and directors of the Company as a group. The Company understands that, except as noted below, each beneficial owner has sole voting and investment power with respect to all shares attributable to such owner.

                                                                                     SHARES           PERCENT OF
      BENEFICIAL OWNER                                                               OWNED             CLASS (1)
      ----------------                                                               -----             ---------
      Alfred J. Roach                                                                 833,240(2)         7.1%
      1385 Akron Street
      Copiague, NY 11726

      Jerry Bloomberg and/or Sondra Bloomberg                                         713,000(3)         6.1%
      155 East Ames Court
      Plainview, New York 11803

      Timothy J. Roach                                                                653,013(4)         5.5%
      1385 Akron Street
      Copiague, NY 11726

      Norman H. Pessin                                                                640,571(5)         5.4%
      c/o Neuberger & Berman, LLC
      605 Third Avenue
      New York, NY 10158

      Dorothy Roach                                                                    55,328(6)         *

      George S. Katsarakes                                                             55,000(7)         *

      C. Bruce Barksdale                                                               23,598(8)         *

      R. Dave Garwood                                                                  38,570(9)         *

      James R. Grover, Jr.                                                             93,600(10)        *

      Joseph C. Hogan                                                                  99,330(11)        *

      James A. Roach                                                                   65,000(12)        *

      Paul G. Sebetic                                                                  23,000(13)        *

      All executive officers and directors as a group (12 persons)                  1,982,079(14)       16.0%

----------------------
(1) Asterisk indicates that the percentage is less than one percent. Percent of Class assumes the issuance of the Common Stock issuable upon the exercise of options or warrants (to the extent exercisable on or within 60 days after the Record Date) held by such person but (except for the calculation of beneficial ownership by all executive officers and directors as a group) by no other person or entity.

(2) Includes 122,000 shares subject to options held under the Company's stock option plans. Excludes the shares owned by Mr. Roach's wife, Dorothy Roach, reflected below in this table, as to which shares Mr. Roach disclaims beneficial ownership.

(3) Based solely on information contained in a Schedule 13G filed with the Securities and Exchange Commission (the "SEC") dated December 31, 1999. Jerry Bloomberg and Sondra Bloomberg are each the beneficial owners of 599,000 (5.1% of the Company's outstanding) shares as follows: (i) 375,000 shares are held by them in joint tenancy or as tenants in common, (ii) 10,000 shares are held by them and Michael Bloomberg as joint tenants, (iii) 19,500 shares are held by them indirectly in Uniform Gifts to Minors Act accounts for their minor grandchildren,
         (iv) 50,000 shares are held by them indirectly in the Jerry Bloomberg and Sondra Bloomberg Family Foundation, (v) 53,500 shares are held indirectly in Jerry and Sondra Bloomberg Associates, LP, of which Jerry Bloomberg and Sondra Bloomberg are general partners, each with a 1% interest, and (vi) 91,000 shares are held indirectly through Romac Electronics Profit Sharing Plan, of which both are trustees. In addition, Jerry Bloomberg beneficially owns an additional 114,000 (1.0% of the Company's outstanding) shares as follows: (i) 4,000 shares are held by him indirectly in Kenjer Industries, Inc., a New York corporation of which he is President and a 1% stockholder with sole voting and dispositive power, and (ii) 110,000 shares are held by him indirectly in Night Vision, Inc., a New York corporation of which he is President and a 1% stockholder with sole voting and dispositive power.

(4) Includes 968 shares owned by Mr. Roach's wife (who has sole voting and dispositive power with respect to the shares owned by her and as to which Mr. Roach disclaims beneficial ownership) and 142,000 shares subject to options held under the Company's stock option plans.

(5) Based on information contained in a Schedule 13D filed with the SEC dated April 25, 2000. Includes 100,000 shares subject to an option originally issued by the Company in 1992 to an unaffiliated third party and acquired by Mr. Pessin in April 2000.

(6) Includes 3,584 shares subject to options held under the Company's stock option plans. Excludes the shares owned by Mrs. Roach's husband, Alfred
         J. Roach, reflected above in this table, as to which shares Mrs. Roach disclaims beneficial ownership.

(7) Includes 45,000 shares subject to options held under the Company's stock option plans.

(8) Includes 78 shares owned by Mr. Barksdale's children and 15,600 shares subject to options held under the Company's stock option plans.

(9) Includes 10,000 shares subject to options held under the Company's stock option plans and a warrant to purchase 14,285 shares that was acquired from the Company in the Company's June 2000 private placement.

(10) Includes 90,000 shares subject to options held under the Company's stock option plans.

(11) Includes 99,250 shares subject to options held under the Company's stock option plans.

(12) Represents 65,000 shares subject to options held under the Company's stock option plans.

(13) Represents 23,000 shares subject to options held under the Company's stock option plans.

(14) Includes 652,834 shares subject to options held under the Company's stock option plans and a warrant to purchase 14,285 shares.

                                   PROPOSAL 1.

                              ELECTION OF DIRECTORS

         The Company's Restated Certificate of Incorporation and By-Laws provide that the Board of Directors shall be divided into three classes, designated Class I, Class II and Class III. These classes are to be as nearly equal in number as the then total number of directors constituting the entire Board of Directors permits, with each class to include not less than two directors. The term of office of Class III directors continues until the Meeting, the term of office of Class I directors continues until the next succeeding annual meeting of stockholders and the term of office of Class II directors continues until the second succeeding annual meeting of stockholders, and, in each case, until their respective successors are elected and qualified. At each annual meeting, directors are chosen to succeed those in the class whose term expires at that meeting.

         The Company's Board of Directors presently consists of eight directors. Each director was previously elected by the Company's stockholders, except R. Dave Garwood, who was elected as a Class I director by the Board of Directors pursuant to the terms of an agency agreement with the placement agent for a private placement of securities completed by the Company in June 2000 under which the Company agreed to either appoint a person to the Board mutually agreeable to the placement agent and the Company or permit the placement agent to send a representative to observe meetings of the Board. The terms of Alfred
J. Roach and Timothy J. Roach, the present Class III directors, will expire at the Meeting. At the Meeting, holders of Common Stock will elect two Class III directors to serve until the 2003 Annual Meeting of Stockholders and until their respective successors are elected and qualified. Unless otherwise directed, the persons named in the enclosed Proxy intend to cast all votes pursuant to Proxies received for the election of Alfred J. Roach and Timothy J. Roach (the "nominees") to serve as Class III directors.

         In the event that any of the nominees should become unavailable or unable to serve for any reason, the holders of Proxies have discretionary authority to vote for one or more alternate nominees who will be designated by the Board of Directors. The Company believes that all of the nominees are available to serve as directors.

BACKGROUND OF NOMINEES

         CLASS III DIRECTORS

         Alfred J. Roach, 85, has served as Chairman of the Board of Directors and a director of the Company and its predecessor since its founding in 1964 and was Chief Executive Officer of the Company from the Company's founding until January 1995. Since September 1983, Mr. Roach has also served as Chairman of the Board of Directors of American Biogenetic Sciences, Inc. ("ABS"), a biotechnology research company.

         Timothy J. Roach, 53, has served the Company in various capacities since December 1973. He has been President of the Company since July 1980, Vice Chairman of the Board since

October 1993, Chief Executive Officer since January 1995 and a director since January 1978. Mr. Roach also served as Chief Operating Officer of the Company from May 1987 until January 1998. Mr. Roach was a Captain in the United States Air Force for four years prior to joining the Company and is a graduate of Harvard University's Business School Program for Management Development. Mr. Roach has also served as Treasurer, Secretary and a director of ABS since September 1983.

BACKGROUND OF DIRECTORS WHOSE TERMS OF OFFICE CONTINUE AFTER THE MEETING

         CLASS I DIRECTORS

         C. Bruce Barksdale, 69, was Vice President of the Company from August 1971 until December 1999 and thereafter has been a consultant to the Company. He has been a director of the Company since 1974. Mr. Barksdale holds a Bachelor of Science degree in Electrical Engineering from the University of South Carolina.

         R. Dave Garwood, 58, has been a director of the Company since August 2000. Mr. Garwood is President of R. D. Garwood, Inc., an education and consulting company founded by him in 1974, specializing in supply chain management and the performance of operational audits and due diligence work for investment firms. Mr. Garwood holds a Bachelor of Science degree in Mechanical Engineering from Purdue University. Mr. Garwood is also a director of Telxon Corporation.

         Joseph C. Hogan, Ph.D., 78, has been a director of the Company since January 1974. Dr. Hogan served as Dean of the College of Engineering of the University of Notre Dame from 1967 to 1981, following which he performed various services for the University of Notre Dame until 1985, where he remains Dean Emeritus. From 1985 until his retirement in 1987, Dr. Hogan was a Director of Engineering Research and Resource Development at Georgia Institute of Technology. He is past President of the American Society of Engineering Education. Dr. Hogan is a director of ABS.

         CLASS II DIRECTORS

         James R. Grover, Jr., 81, has been a director of the Company since 1978. Mr. Grover has been engaged in the private practice of law since 1974 and has been General Counsel to the Company since 1977.

         George S. Katsarakes, 63, has been Executive Vice President and Chief Operating Officer of the Company since he joined the Company in January 1998 and has been a director of the Company since October 1998. From January 1994 until he joined the Company, Mr. Katsarakes held senior-level positions, most recently, Executive Vice President, at Eagle Manufacturing Company, Inc., a manufacturer of high-technology electrical wiring devices. From December 1978 until January 1994, Mr. Katsarakes held several general management and plant management positions with Pratt & Whitney and Otis Elevator Company, subsidiaries of United Technologies Corporation, a provider of a broad range of products to the commercial and defense industries. Mr. Katsarakes holds an Industrial/Mechanical Engineering degree from

Northeastern University and a Masters of Business Administration degree from Harvard Business School.

         Dorothy Roach, 77, has been Secretary of the Company since 1971, served as Treasurer of the Company from 1979 to December 1993 and, except for a brief period, has been a director of the Company since 1964.

         Alfred J. Roach and Dorothy Roach are married and the parents of Timothy J. Roach. There are no other family relationships among the Company's directors.

THE BOARD OF DIRECTORS AND COMMITTEES OF THE BOARD

         During the Company's fiscal year ended June 30, 2000, the Company's Board of Directors held four meetings. In addition, during that fiscal year, the Board also acted by unanimous written consent on two occasions following informal discussions.

         The Board of Directors has Audit and Compensation Committees. The Board does not have a standing nominating committee or committee performing a similar function.

         The principal functions of the Audit Committee are to nominate independent auditors for appointment by the Board; meet with the independent auditors to review and approve the scope of their audit engagement and the fees related to such work; meet with the Company's financial management and independent auditors to review matters relating to internal accounting controls, the Company's accounting practices and procedures and other matters relating to the financial condition of the Company; and report to the Board periodically with respect to such matters. The members of the Audit Committee are R. Dave Garwood (since August 2000), James R. Grover, Jr. and Joseph C. Hogan. The Audit Committee met on one occasion (prior to Mr. Garwood's joining the Committee) during the fiscal year ended June 30, 2000.

         The Compensation Committee is authorized to consider and recommend to the Board of Directors salaries, bonuses and other compensation arrangements with respect to the executive officers of the Company; grant options under, and administer, the Company's present and future employee stock option plans; examine, administer and make recommendations to the full Board of Directors with respect to other employee benefit plans and arrangements of the Company and its subsidiaries; and report to the Board periodically with respect to such matters. The present members of the Compensation Committee are James R. Grover, Jr. and Joseph C. Hogan. While the Compensation Committee held no formal meetings, it acted by unanimous written consent on nine occasions following informal discussions during the Company's fiscal year ended June 30, 2000.

         During the Company's fiscal year ended June 30, 2000, each incumbent director attended at least 75% of the aggregate number of Board of Directors meetings and meetings of all committees on which such director served that were held during the portion of the year such person served as a director.

REQUIRED VOTE

         A plurality of the votes of the shares present in person or represented by proxy at the Meeting and entitled to vote for the election of directors will elect directors.

         The Board of Directors recommends that stockholders vote FOR both of Alfred J. Roach and Timothy J. Roach to serve as Class III directors.

                               EXECUTIVE OFFICERS

         In addition to Alfred J. Roach, Timothy J. Roach, George S. Katsarakes and Dorothy Roach, the following are also executive officers of the Company:

         Kenneth A. Paladino, 46, has been Vice President Finance and Chief Financial Officer of the Company since September 2000. Prior to joining the Company, Mr. Paladino was an independent consultant and, from 1989 until February 2000, served EDO Corporation, a designer and manufacturer of advanced electronic and electro-mechanical systems, in various capacities including, from 1995 until joining the Company, as Chief Financial Officer and for six years prior thereto, as Corporate Controller.

         Thomas J. Guzek, 43, has been Executive Vice President and Chief Marketing Officer of the Company since June 30, 2000. From 1981 until joining the Company, Mr. Guzek served Cooper Bussmann, the circuit products group of Cooper Industries, Inc., a manufacturer of electronic products and tools and hardware, in various capacities, most recently as Vice President and General Manager of its Cooper Electronic Technologies unit and from 1993 through 1999 as Vice President of Worldwide Product and Market Development.

         Virginia M. Hall, 47, has served the Company in various capacities since February 1976, serving as Vice President-Administration since December 1993 and Vice President-Contract Administration from September 1990 until December 1993.

         Officers hold office until their successors are chosen and qualified. Any officer elected or appointed by the Board of Directors may be removed at any time by the Board. See "Executive Compensation - Agreements with Certain Executive Officers" for information concerning the Company's Employment Agreements with Timothy J. Roach and George S. Katsarakes.

                             EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

         The following table sets forth, for the Company's three fiscal years ended June 30, 2000, information concerning the compensation paid by the Company to Timothy J. Roach, the Company's Chief Executive Officer, all other executive officers serving at the end of fiscal 2000 whose annual salary and bonus in fiscal 2000 was at least $100,000 and one former executive officer who would have been included in the table had he remained an executive officer at the end of the year (the "Named Executive Officers"):

                                          ANNUAL COMPENSATION                     LONG-TERM COMPENSATION AWARD
                                          -------------------                     ----------------------------
NAME AND PRINCIPAL                                                              STOCK OPTIONS        ALL OTHER
POSITION                        YEAR          SALARY             BONUS                (#)           COMPENSATION
--------                        ----          ------             -----                ---           ------------
Timothy J. Roach                2000          $250,000        $      --             50,000               $7,761(2)
 President and Chief            1999           250,000               --            380,000(1)             7,782
 Executive Officer              1998           243,654               --            100,000                7,877

Alfred J. Roach                 2000           150,000               --             60,000                   --
  Chairman of the               1999           150,000              200(3)         310,000(1)                --
  Board                         1998           150,000              200(3)          60,000                   --

George S. Katsarakes            2000           250,000               --             50,000                   --
   Executive Vice               1999           247,577           24,000(4)         125,000(1)                --
   President and Chief          1998            95,192(4)        24,000(4)         100,000                   --
   Operating Officer

James A. Roach                  2000           104,262               --                 --             $192,063(5)
  Former Vice                   1999           131,700               --             65,000(1)                --
  President -                   1998           130,738               --             25,000                   --
  Marketing and Sales

Paul G. Sebetic                 2000           125,000               --             25,000                   --
  Former Chief                  1999           120,192           15,000             65,000(1)                --
  Financial Officer             1998           113,846               --             25,000                   --
-------------------------------

(1)     Includes  380,000,  310,000,  100,000,  65,000  and 50,000  options  for
        Timothy J. Roach, Alfred J. Roach, George S. Katsarakes, James A. Roach and Paul G. Sebetic, respectively, that were either modified or granted in exchange for the cancellation of other options.

(2) Includes (i) $1,148, representing the dollar value to Mr. Roach of the portion of the premium paid by the Company under a split dollar life insurance policy during such year with respect to the deemed term life insurance portion of the premiums and (ii) $6,613, representing the annual premium paid by the Company on long-term disability insurance maintained by the Company for the benefit of Mr. Roach.

(3)     Required to be paid under Puerto Rico law.

(4) Mr. Katsarakes joined the Company in January 1998. The bonuses paid to Mr. Katsarakes in fiscal 1998 and 1999 were paid as an inducement to him to join the Company.

(5) See "-- Employment Agreements" for information concerning the Company's employment termination arrangement with Mr. Roach.

OPTION GRANTS IN LAST FISCAL YEAR

         The following table contains information concerning options granted during the Company's fiscal year ended June 30, 2000 to the Named Executive
Officers:

                                                                                            POTENTIAL REALIZABLE
                                                                                           VALUE AT ASSUMED ANNUAL
                              NUMBER OF        PERCENT OF                                   RATES OF STOCK PRICE
                              SECURITIES     TOTAL OPTIONS                                 APPRECIATION FOR OPTION
                              UNDERLYING       GRANTED TO      EXERCISE                            TERM(2)
                               OPTIONS        EMPLOYEES IN     PRICE PER    EXPIIRATION   -------------------------
           NAME                GRANTED        FISCAL YEAR      SHARE (1)     DATE (1)            5%        10%
           ----                -------        -----------      ---------     --------            --        ---
Timothy J. Roach                50,000            9.9%           $1.66       5/29/2010      $52,198      $132,281

Alfred J. Roach                 60,000           11.9%           $1.66       5/29/2010      $62,638      $158,737

George S. Katsarakes            50,000            9.9%           $1.41       1/21/2010      $45,045      $112,359
Paul G. Sebetic                 25,000            5.0%           $1.66       5/29/2010      $26,516    $   66,140
----------------------

 (1) The exercise price of each option granted was equal to the market value of the Company's Common Stock on the date of grant and is exercisable during a ten year period ending on the date set forth under the
         "Expiration  Date"  column  (subject  to early  termination  in certain instances). The options vest in five equal annual installments commencing one year after the date of grant.

(2) These are hypothetical values using assumed compound growth rates prescribed by the Securities and Exchange Commission and are not intended to forecast possible future appreciation, if any, in the market price of the Company's Common Stock.

AGGREGATE OPTION EXERCISES AND FISCAL YEAR-END OPTION VALUE TABLE

         No options were exercised by the Named Executive Officers during the Company's fiscal year ended June 30, 2000. The following table contains information with respect to the fiscal year-end value of unexercised options held by the Named Executive Officers:

                          NUMBER OF IN-THE-MONEY VALUE
                               UNEXERCISED OPTIONS         OF UNEXERCISED
                                  HELD AT FISCAL          OPTIONS HELD AT
                            YEAR-END FISCAL YEAR-END
                                  (EXERCISABLE/            (EXERCISABLE/
            NAME                  UNEXERCISABLE)         UNEXERCISABLE) (1)
            ----                  --------------         ------------------
Timothy J. Roach                76,000/354,000             $16,550/$89,650

Alfred J. Roach                 62,000/308,000             $12,302/$77,348

George S. Katsarakes            25,000/150,000             $13,115/$88,398

James A. Roach                  65,000/ --                 $14,050/ --

Paul G. Sebetic                 13,000/77,000              $ 6,933/$39,455
---------------------

(1) Represents the number of underlying shares of Common Stock for in-the-money options multiplied by the difference between the closing price of the Common Stock at fiscal year-end and the option exercise price.

REMUNERATION OF DIRECTORS

         Non-employee directors receive a fee of $1,000 for each meeting of the Board attended in person and members of Committees of the Board receive a fee of $500 for each Board Committee meeting attended. C. Bruce Barksdale serves as a consultant to the Company in the marketing field, for which he receives a per hour or per diem fee depending on the amount of time expended in a day in which the Company requests him to perform services. Non-employee directors currently are also granted options to purchase 10,000 shares of the Company's Common Stock under the Company's 1994 Non-Employee Director Stock Option Plan at the time such person becomes a non-employee director and immediately following each annual meeting of stockholders at which directors are elected. See "Proposal 3. Approval of Amendments to the 1994 Non-Employee Director Stock Option Plan" for information concerning a proposal to approve certain amendments to the 1994 Non-Employee Director Stock Option Plan, including an increase to 25,000 in the number of shares subject to options to be granted at the time of a non-employee director's initial election and the number of shares subject to annual option grants to each non-employee director. Each option held by non-employee directors is exercisable for a period of ten years following the date of grant (subject to earlier termination at specified times following a non-employee director's cessation of service) at an exercise price equal to 100% of the fair market value on the date of grant of the shares subject thereto.

EMPLOYMENT AGREEMENTS

         The Company and Timothy J. Roach are parties to an Amended and Restated Employment Agreement, effective as of August 1, 1997, pursuant to which Mr. Roach is serving as the Company's President and Chief Executive Officer. The Amended and Restated Employment Agreement provides for a five-year term presently ending July 31, 2004, with automatic one-year extensions on each July 31 during the term unless either party gives notice of termination at least 90 days prior to such July 31. Under the Amended and Restated Employment Agreement, Mr. Roach is presently entitled to an annual salary of $250,000 per year, subject to increases and bonuses at the discretion of the Board of Directors. In addition, the agreement requires the Company to provide Mr. Roach with an allowance, not to exceed 20% of his then salary, to reimburse him for the cost of maintaining a secondary residence in Puerto Rico, where the Company maintains its gas tube manufacturing facilities. The Company also is to continue to maintain insurance benefits provided to Mr. Roach at levels and terms no less favorable than in effect on August 1, 1997. Mr. Roach has agreed, among other things, not to disclose confidential information of the Company and not to directly or indirectly engage, during the term of the agreement and for two years thereafter, in any activity which is competitive with the Company's business. In consideration for such covenant, Mr. Roach is to receive, for each year during the two-year period following termination of his employment, an amount equal to his highest salary rate in effect at any time during the one-year period preceding the date of such termination unless Mr. Roach's employment is terminated by reason of his death, voluntary termination other than for "good reason" (in general, adverse changes in his powers, duties, position or compensation or certain changes in the location where his duties are to be performed), or for cause and he is capable of providing day-to-day services to a competitor. In the event of termination of employment by reason of death or disability, Mr. Roach or his beneficiary is entitled to receive a continuation of his compensation for a period of one year and two years, respectively. In the event Mr. Roach terminates his employment for "good reason," the Company will also be required to pay him a sum equal to three times the amount of his highest annual salary and highest bonus for the current or two preceding fiscal years, subject to reduction as to any amount that would constitute a "parachute payment" under the Internal Revenue Code of 1986, as amended, to the maximum amount that would not constitute such a "parachute payment." In the event of the termination of Mr. Roach's employment other than for cause, all outstanding stock options then held by Mr. Roach shall fully vest.

         George S. Katsarakes is a party to an Employment Agreement, dated March 9, 1998, with the Company under which Mr. Katsarakes is serving as Executive Vice President. The Employment Agreement provides for a term expiring March 8, 2001. Under the agreement, Mr. Katsarakes's salary is presently $250,000 and is subject to review at the end of each year of employment. In the event of the termination of Mr. Katsarakes's employment by the Company, other than for cause, death or disability, or by Mr. Katsarakes following a reduction in rank or authority, Mr. Katsarakes will be entitled to receive all compensation that he would have received for the remaining term of his agreement, but not less than one year's compensation, in a lump sum, and all outstanding options held by Mr. Katsarakes shall fully vest and be exercisable for the maximum time allowed for the exercise thereof under the terms of the applicable stock option plan but not less than 90 days following such termination. Mr. Katsarakes has agreed not to disclose confidential information of the Company during or after his employment and, during the term of his employment and for a period of two years thereafter, not to directly or indirectly engage in certain activities which are competitive to the Company.

         In connection with the termination of the Company's employment arrangements with James A. Roach, who was serving as Vice President-Sales, pursuant to an Employment Agreement dated January 21, 1998 between the Company and Mr. Roach, the Company made severance payments to Mr. Roach aggregating $192,063, all of Mr. Roach's outstanding options as of September 29, 2000 became vested and the Company is to continue, through September 30, 2000, Mr. Roach's medical and dental insurance benefits.

REPORT OF BOARD OF DIRECTORS AND COMPENSATION COMMITTEE
CONCERNING EXECUTIVE COMPENSATION

         The following report is submitted by the Compensation Committee of the Board of Directors which, among other things, considers and recommends to the Board of Directors salaries, bonuses and other compensation arrangements with respect to the Company's executive officers. While both the full Board of Directors and the Compensation Committee have authority with respect to granting stock options under the Company's 1995 Stock Option Plan and 1998 Stock Option Plan, all options granted to executive officers under these plans during the Company's fiscal year ended June 30, 2000 were granted by the Compensation Committee.

         The Compensation Committee has viewed salaries for the Company's executive officers as a means of providing basic compensation at levels sufficient to attract and retain qualified executives. Levels of base salary have been, subject to the requirements of any employment agreement between the Company and the executive officer, determined on a subjective basis in light of the executive's level of responsibility, performance and expertise, as well as prevailing economic conditions, the Company's performance, competitive factors and contractual obligations.

         Bonuses, if awarded, have been to provide short-term incentive and to reward the executive's personal performance and contribution to the Company's recent overall performance or as an inducement to join the Company. Performance bonuses have been determined by reference to specific pre-established performance targets, on a subjective basis by examining the executive's achievements, or, at times, pursuant to agreements entered into as an inducement for an executive to join the Company. During fiscal 2000, no performance bonuses were granted to executive officers.

         The Compensation Committee has considered options a useful means of enabling the Company to provide long-term incentive to executives in a manner that enables the Company to conserve cash for operations and growth while tying the executive's interest to the interests of stockholders through stock ownership and potential stock ownership. Option grants have been made, based upon the executive's performance and expected contribution to the long-term goals of the Company. Stock options granted during fiscal 2000 to the Named Executive Officers were granted to Messrs. Timothy J. Roach, Alfred J. Roach, Katsarakes and Sebetic (see "-- Option Grants in Last Fiscal Year," above).

         Timothy J. Roach's compensation is determined using the same criteria as used for other executive officers, subject to the terms of his Amended and Restated Employment Agreement which became effective August 1, 1997. Mr. Roach's salary has been $250,000 since that agreement was entered into and he has received no bonuses during that time. Options to purchase 50,000 shares of Common Stock were granted to Timothy J. Roach during fiscal 2000. See "--Employment Agreements," above, for a description of Mr. Roach's Amended and Restated Employment Agreement.

         Section 162(m) of the Internal Revenue Code of 1986, as amended ("Section 162(m)"), precludes a public company from taking a Federal income tax deduction for annual compensation paid to its chief executive officer or any of its four other most highly compensated executive officers in excess of $1,000,000 for any such person. Certain "performance based compensation" is excluded from the deduction limitation. Cash compensation being paid by the Company does not, and is not expected to, reach the threshold at which the deduction limitation would be imposed. The Company's stock option plans have been structured in a manner designed to enable any amount which is considered compensation as a result of the exercise of stock options or the disposition of the shares underlying an exercised option to be excluded from the deduction limitation. Accordingly, in light of the Company's current compensation levels,
Section 162(m) is not expected to affect the Company's ability to deduct items treated as compensation for Federal income tax purposes.

Respectfully submitted,

James R. Grover, Jr.
Joseph C. Hogan

PERFORMANCE GRAPH

         The following graph compares the cumulative return to holders of the Company's Common Stock for the five years ended June 30, 2000 with (i) the Nasdaq Stock Market-US Index and (ii) the Nasdaq Telecommunications Index. The comparison assumes $100 was invested on June 30, 1995 in the Company's Common Stock and in each of the comparison groups and assumes reinvestment of dividends (the Company paid no dividends during the periods):

                              [PERFORMANCE GRAPH]

--------------------------------------- ------------ ------------ ------------ ---------- ---------- ----------
                                           6/95         6/96         6/97        6/98       6/99       6/00
--------------------------------------- ------------ ------------ ------------ ---------- ---------- ----------
TII Industries Inc.                       $100.00      $101.85      $ 87.04     $ 70.37    $ 28.24    $ 31.48
--------------------------------------- ------------ ------------ ------------ ---------- ---------- ----------
Nasdaq Stock Market-US Index              $100.00      $128.39      $156.14     $205.58    $296.03    $437.27
--------------------------------------- ------------ ------------ ------------ ---------- ---------- ----------
Nasdaq Telecommunications Index           $100.00      $124.13      $135.95     $229.89    $377.17    $420.75
--------------------------------------- ------------ ------------ ------------ ---------- ---------- ----------

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

         Since fiscal 1982, the Company has leased equipment from PRC Leasing, Inc. ("PRC"), a corporation wholly-owned by Alfred J. Roach, Chairman of the Board of Directors and a director of the Company. The equipment lease was amended on June 27, 2000 to remove certain equipment covered by the lease and reduce the $200,000 annual rent by an amount equal to the annual rentals attributable to the particular pieces of equipment being removed from the scope of the lease. As a result, the present annual rent is $139,476. The lease expires on July 17, 2001. The Company believes that the rentals charged by PRC are comparable to the rentals which would have been charged by unrelated leasing companies for similar equipment.

         On April 28, 2000, the United States Overseas Private Investment Corporation ("OPIC") sold to the individual retirement account of Norman Pessin a $750,000 convertible note and an option to purchase 100,000 shares of the Company's Common Stock, both of which had been issued by the Company to OPIC in July 1991 in connection with certain loans made by OPIC to the Company. To induce Mr. Pessin to convert the note, the Company agreed to reduce the $2.50 exercise price. As a result, the Company issued an aggregate of 428,571 shares of Common Stock to the individual retirement account of Mr. Pessin. In addition, the Company extended the expiration date of the option from July 2001 to July 2003. As a result of this transaction, Mr. Pessin, who is otherwise unaffiliated with the Company, became the beneficial owner of 5.4% of the Company's Common Stock

COMPLIANCE WITH SECTION 16(A) OF THE SECURITIES EXCHANGE ACT OF 1934

         Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's executive officers and directors, and persons who beneficially own more than 10% of the Company's Common Stock, to timely file initial statements of stock ownership and statements of changes of beneficial ownership with the Securities and Exchange Commission and furnish copies of those statements to the Company. Based solely on a review of the copies of the statements furnished to the Company to date, or written representations that no statements were required, the Company believes that all statements required to be filed by such persons with respect to the Company's fiscal year ended June 30, 2000 were timely filed.

                                   PROPOSAL 2.

             APPROVAL OF AN AMENDMENT TO THE 1998 STOCK OPTION PLAN

         On September 5, 2000, the Board of Directors adopted, subject to stockholder approval at the Meeting, an amendment to the Company's 1998 Stock Option Plan to increase the number of shares available for issuance thereunder from 1,500,000 to 2,500,000. The 1998 Stock Option Plan is being referred to as the "1998 Plan". The Board of Directors considers the grant of options to be a useful means of both enabling the Company to provide long-term incentive to employees, directors and consultants and inducing optionees to remain with the Company, while tying the optionee's interests to the interests of stockholders through stock ownership and potential stock ownership. Prior to the amendments, the 1998 Plan has enabled the Company to grant options to purchase up to an aggregate of 1,500,000 shares of Common Stock. No options granted under the 1998 Plan have been exercised to date and, as of September 30, 2000, options to purchase an aggregate of 1,473,541 shares of Common Stock are outstanding, leaving only 26,459 shares available for the grant of future options.

         The following is a summary of the of the 1998 Plan.

SHARES SUBJECT TO THE OPTION PLAN AND ELIGIBILITY

         The 1998 Plan presently authorizes the grant of options to purchase a maximum of 1,500,000 shares of Common Stock. If the proposed amendment is approved, the number of shares that could be issued under the 1998 Plan would be increased to 2,500,000. In either case the number of shares is subject to adjustment as discussed below under "Adjustment in Event of Capital Changes". Upon expiration, cancellation or termination of unexercised options, the shares of Common Stock subject to such options will again be available for the grant of options under the 1998 Plan.

TYPE OF OPTIONS

         Options granted under the 1998 Plan may either be incentive stock options ("ISOs"), within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), or nonqualified stock options, which do not qualify as ISOs ("NQSOs"). ISOs, however, may only be granted to employees.

ADMINISTRATION

        The 1998 Plan is administered by the Board of Directors or a committee of the Board consisting of not less than two members of the Board, each of whom is to be a "non-employee director," within the meaning of Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act"). It is also expected that Committee members will be "outside directors," within the meaning of Section 162(m) of the Code. Those administering the 1998 Plan are referred to as the "Administrators."

         Among other things, the Administrators are empowered to determine, within the express limits contained in the 1998 Plan, the employees, consultants and directors to be granted options, whether an option granted to an employee is to be an ISO or a NQSO, the number of shares of Common Stock to be subject to each option, the exercise price of each option, the term of each option, the date each option shall become exercisable, any terms and conditions relating to the exercisability of each option, whether to accelerate the date of exercise of any option or installment, the form of payment of the exercise price and, with the consent of the optionee, to cancel or modify an option. The Administrators are also authorized to prescribe, amend and rescind rules and regulations relating to the 1998 Plan, to construe each stock option contract between the Company and an optionee, and make all other determinations necessary or advisable for administering the 1998 Plan.

TERMS AND CONDITIONS OF OPTIONS

         Options granted under the 1998 Plan are subject to, among other things, the following terms and conditions:

         (a) The exercise price of each option is determined by the Administrators; provided, however, that the exercise price of an ISO may not be less than the fair market value of the Company's Common Stock on the date of grant (110% of such fair market value if the optionee owns, or is deemed to own, more than 10% of the voting power of the Company). The closing price of the Company's Common Stock on the Nasdaq National Market System on November 1, 2000 was $1.45 per share.

         (b) Options may be granted for terms established by the Administrators; provided, however, that the term of an ISO may not exceed ten years (five years if the optionee owns, or is deemed to own, more than 10% of the voting power of the Company).

         (c) The maximum number of shares of Common Stock for which options may be granted to an employee in any calendar year is 250,000. In addition, the aggregate fair market value of shares with respect to which ISOs may be granted to an employee which are exercisable for the first time during any calendar year may not exceed $100,000.

         (d) The exercise price of each option is payable in full upon exercise or, if the Administrators permit, in installments. Payment of the exercise price of an option may be made in cash, or, if the Administrators permit, in shares of the Company's Common Stock or any combination thereof.

         (e) Options may not be transferred other than by will or by the laws of descent and distribution, and may be exercised during the optionee's lifetime only by the optionee.

         (f) Except as may otherwise be provided in the option contract related to the option, if the optionee's relationship with the Company as an employee, director or consultant is terminated for any reason, other than death or disability, the option may be exercised, to the extent exercisable at the time of termination of such relationship, at any time within three months thereafter, but in no event after the expiration of the term of the option; provided, however, that if the relationship is terminated either for cause or without the consent of the Company, the option will terminate immediately. Except as may be provided in the option contract related to the option, an option is not affected by a change in the status of an optionee so long as the optionee continues to be an employee or director of, or a consultant to, the Company. Except as otherwise provided in the optionee's option contract, in the case of the death of an optionee while an employee, director or consultant (or, generally, within three months after termination of such relationship or within one year after termination of such relationship by reason of disability), the optionee's legal representative or beneficiary may exercise the option, to the extent exercisable on the date of death, at any time within one year after such date, but in no event after the expiration of the term of the option. Except as otherwise provided in the optionee's option contract, an optionee whose relationship with the Company is terminated by reason of disability may exercise the option, to the extent exercisable at the effective date of such termination, at any time within one year thereafter, but not after the expiration of the term of the option.

         (g) The Company may withhold cash and/or, with the consent of the Administrators, shares of the Company's Common Stock having an aggregate value equal to the amount which the Company determines is necessary to meet its obligations to withhold any federal, state and/or local taxes or other amounts incurred by reason of the grant, exercise or vesting of an option or the disposition of shares acquired upon the exercise of the option. Alternatively, the Company may require the optionee to pay the Company such amount in cash promptly upon demand.

ADJUSTMENT IN EVENT OF CAPITAL CHANGES

         Appropriate adjustments are to be made in the number and kind of shares available under the 1998 Plan, in the number and kind of shares subject to the 1998 Plan and each outstanding option and in the exercise prices of outstanding options, as well as the limitation on the number of shares that may be granted to any employee in any calendar year, in the event of any change in the
Company's Common Stock by reason of any stock dividend, stock split, combination, reclassification, recapitalization, merger in which the Company is the surviving corporation, spin-off, split-up, exchange of shares or the like. In the event of (a) the liquidation or dissolution of the Company or (b) a transaction (or series of related transactions) that is approved by a majority of the members of the Company's Board of Directors as elected by stockholders prior to the first of such transactions (including, without limitation, a merger, consolidation, sale of stock by the Company or its stockholders, tender offer or sale of assets) and in which either (i) the voting power (in the election of directors generally) of the Company's voting securities outstanding immediately prior to such transaction ceases to represent at least 50% of the combined voting power (in the election of directors generally) of the Company or such surviving entity outstanding immediately after such transaction or (ii) the registration of the Company's Common Stock under the Securities Exchange Act of 1934 is terminated, any outstanding options shall terminate upon the earliest of any such event, unless other provision is made therefor in the transaction.

DURATION AND AMENDMENT OF THE 1998 PLAN

         No option may be granted under the 1998 Plan after October 7, 2008. The Board of Directors may at any time terminate or amend the 1998 Plan; provided, however, that, without the approval of the Company's stockholders, no amendment may be made which would (a)
except as a result of the anti-dilution adjustments described above, increase the maximum number of shares for which options may be granted under the 1998 Plan or increase the maximum number of shares covered by options that may be granted to an employee in any calendar year, (b) change the eligibility requirements for persons who may receive options under the 1998 Plan or (c) make any change for which applicable law requires stockholder approval. No termination or amendment may adversely affect the rights of an optionee with respect to an outstanding option without the optionee's consent.

FEDERAL INCOME TAX TREATMENT

         The following is a general summary of the federal income tax consequences under current tax law of NQSOs and ISOs. It does not purport to cover all of the special rules, including the exercise of an option with previously-acquired shares, or the state or local income or other tax consequences inherent in the ownership and exercise of stock options and the ownership and disposition of the underlying shares.

         An optionee does not recognize taxable income for federal income tax purposes upon the grant of a NQSO or an ISO.

         Upon the exercise of a NQSO, the optionee recognizes ordinary income in an amount equal to the excess of the fair market value of the shares acquired on the date of exercise over the exercise price thereof, the optionee's basis in the shares is increased by that amount for determining future gain or loss and the Company generally is entitled to a deduction for such amount at that time. If the optionee later sells shares acquired pursuant to the exercise of a NQSO, the optionee recognizes long-term or short-term capital gain or loss, depending on the period for which the shares were held, equal to the difference between the amount realized on the sale and the optionee's basis in the shares.

         Upon the exercise of an ISO, the optionee does not recognize taxable income. If the optionee disposes of the shares acquired pursuant to the exercise of an ISO more than two years after the date of grant and more than one year after the transfer of the shares to the optionee, the optionee recognizes long-term capital gain or loss and the Company is not be entitled to a deduction, equal to the difference between the amount realized on the sale and the option exercise price for the shares. However, if the optionee disposes of such shares within the required holding period, all or a portion of the gain is treated as ordinary income and the Company generally is entitled to deduct the amount of ordinary income realized.

         In addition to the federal income tax consequences described above, an optionee may be subject to the alternative minimum tax, which is payable to the extent it exceeds the optionee's regular tax. For this purpose, upon the exercise of an ISO, the excess of the fair market value of the shares over the exercise price therefor is an adjustment which increases alternative minimum taxable income. In addition, the optionee's basis in such shares is increased by such excess for purposes of computing the gain or loss on the disposition of the shares for alternative minimum tax purposes. If an optionee is required to pay an alternative minimum tax, the amount of such tax which is attributable to deferral preferences (including the ISO adjustment) is allowed as a credit against the optionee's regular tax liability in subsequent years. To the extent the credit is not used, it is carried forward.

OPTIONS GRANTED DURING LAST FISCAL YEAR TO EMPLOYEES AND CONSULTANTS

         The grant of options is within the discretion of the Administrators. Accordingly, the Company is unable to determine future options, if any, that may be granted under the 1998 Plan. Set forth under the caption "Executive Compensation - Option Grants in Last Fiscal Year," above, is information concerning options granted during the Company's fiscal year ended June 30, 2000 to the persons named in the Summary Compensation Table. The following table sets forth the number of shares underlying options that were granted under the 1998 Plan during the Company's fiscal year ended June 30, 2000 to (i) all current executive officers as a group and (ii) all other employees, including current officers who are not executive officers (no non-employee director was granted an option under the 1998 Plan in fiscal 2000):

                                                                  NUMBER OF SHARES
CATEGORY OF OPTIONEE                                          UNDERLYING OPTIONS GRANTED
--------------------                                          --------------------------
Executive officers as a group (5 persons, including the
  persons named in the Summary Compensation Table)..............................        210,000
Other employees as a group (20 persons).........................................        227,500

         The exercise price of all options granted was at least 100% of the market value of the underlying shares on the date of grant. The foregoing table does not include any dollar value that may arise from a future increase in the market value of the Company's Common Stock.

REQUIRED VOTE

         Approval of the amendment to the 1998 Plan requires the affirmative vote of the holders of a majority of the shares of Common Stock present, in person or represented by proxy, at the Meeting and entitled to vote on this proposal. If the amendment to the 1998 Plan is not approved by stockholders, the 1998 Plan will continue in effect but will only permit the issuance of 1,500,000 shares of the Company's Common Stock thereunder. The Board of Directors recommends a vote FOR approval of Proposal 2.

                                   PROPOSAL 3.

         APPROVAL OF AMENDMENTS TO THE 1994 NON-EMPLOYEE DIRECTOR STOCK
                                  OPTION PLAN

         On  September  5,  2000,  the Board of  Directors  adopted,  subject to
stockholder   approval  at  the  Meeting,   amendments  to  the  Company's  1994
Non-Employee Director Stock Option Plan to (i) increase the number of shares available for issuance thereunder from 200,000 to 700,000 and (ii) to increase the amount of options automatically granted to each director covered by the plan upon his or her initial election as directors and at each meeting of stockholders, commencing with the Meeting, from 10,000 to 25,000. The 1994 Non-Employee Director Stock Option Plan is being referred to as the "1994 Plan." The Board of Directors believes that the 1994 Plan has been instrumental in retaining and attracting directors who are not employees of the Company ("Outside Directors") and that this objective will be furthered by amending the 1994 Plan in the manner described above. Options to purchase 15,000 shares of Common Stock have been exercised under the 1994 Plan and, as of September 30, 2000, options to purchase an aggregate of 175,000 shares of Common Stock are outstanding, leaving only 10,000 shares available for the grant of future options under the 1994 Plan.

         The following is a summary of the 1994 Plan.

NUMBER OF SHARES, ADMINISTRATION AND ELIGIBILITY

           The maximum number of shares of Common Stock as to which options may be granted under the 1994 Plan is currently 200,000. If the proposed amendments are approved, the number of shares available for issuance under the 1994 Plan would be increased to 700,000. In either case, the number of shares is subject to adjustment as discussed below under "Adjustment in Event of Capital Changes". Upon the expiration, cancellation or termination of unexercised options, the shares subject thereto will again be available for grant under the 1994 Plan.
The 1994 Plan is administered by the Board of Directors subject to the provisions of the 1994 Plan. Participation in the 1994 Plan is limited to Outside Directors.

GRANT OF OPTIONS

          The 1994 Plan presently provides for the granting of an option to a person to purchase 10,000 shares of Common Stock on the date the person becomes an Outside Director and the granting immediately following each annual meeting of stockholders (including the Meeting) of an option to purchase 10,000 shares of Common Stock to each person who is an Outside Director immediately following the meeting (whether or not elected at that meeting). If the proposed amendments are approved, the number of shares that would be subject to options granted to Outside Directors, both upon their initial election and immediately following each annual meeting (including the Meeting), would be increased to 25,000. An Outside Director elected a director for the first time at an annual meeting receives only one option. An employee director who ceases to be an employee but remains a director does not become an Outside Director unless and until such director is serving as an Outside Director immediately following the next annual meeting of stockholders at which directors are elected.

EXERCISE PRICE

          The option exercise price of each share to be granted under the 1994 Plan is to be 100% of the fair market value of the Common Stock on the date of grant. Upon exercise of the option, the exercise price is to be paid in full in cash. The closing price of the Company's Common Stock on the Nasdaq National Market System on November 1, 2000 was $1.45 per share.

OPTION TERM

         Each option granted under the 1994 Plan is exercisable at any time during its ten year (five years in the case of options granted prior to the Company's 1995 Annual Meeting of Stockholders), subject to early termination as discussed below. An Outside Director purchasing less than the number of shares available for purchase in any period may purchase the unpurchased shares during the remaining term of the option.

         An option may not be transferred by an Outside Director other than by will or by the laws of descent and distribution, and an option may be exercised during the optionee's lifetime only by the optionee.

         In the event that an optionee ceases to serve on the Board of Directors for any reason (including as a result of not being re-elected to the Board), other than by reason of death or disability, options held by the optionee may be exercised at any time within one year after such cessation of service, but in no event after the date on which the option would otherwise expire. However, if the Outside Director's service on the Board is terminated for cause or if the Outside Director resigns without the consent of a majority of the remaining
members  of  the  Board,   the  Outside   Director's   options  shall  terminate
immediately.

         If an optionee ceases to serve on the Board by reason of disability, options held by such optionee may be exercised by the optionee at any time within one year after cessation of service on the Board, but in no event after the date on which the option would otherwise expire.

         If an optionee dies while serving on the Board, options held by such optionee may be exercised by the legal representatives or beneficiaries of the optionee at any time within one year after the date of such optionee's death, but in no event after the date on which the option would otherwise expire.

ADJUSTMENT IN EVENT OF CAPITAL CHANGES

         In the event of any change in the outstanding Common Stock by reason of a stock dividend, stock split, stock combination, recapitalization, merger in which the Company is the surviving corporation, reorganization or the like, the number and kind of shares available for option under the 1994 Plan, the number and kind of shares to be granted initially and annually to Outside Directors, and the option price and number and kind of shares purchasable under outstanding options will be adjusted in a manner similar to the anti-dilution adjustments made under Company stock option plans for employees. In the event of the liquidation or dissolution of the Company, a merger or consolidation in which
the  Company  is  not  the   surviving
corporation, or any other capital reorganization in which more than 50% of the Company's Common Stock is exchanged, outstanding options under the 1994 Plan shall terminate unless other provision is made therefor in the transaction (which provision shall be made in a manner similar as made for options granted under the Company's employee stock option plans).

DURATION AND AMENDMENT OF THE 1994 PLAN

         No options may be granted under the 1994 Plan after September 13, 2004. Options outstanding on that date, however, shall in all respects continue subject to the 1994 Plan. The Board may amend, suspend or terminate the 1994 Plan at any time, except that without the approval of stockholders, no amendment may be made which would (a) change the class of eligible participants who may receive options, (b) increase the total number of shares available for option (except for anti-dilution adjustments described above), (c) decrease the option price at which options may be granted (except pursuant to anti-dilution adjustments described above), or (d) materially increase the benefits accruing to participants under the 1994 Plan. No amendment may adversely affect the rights of an optionee under any then outstanding option without the consent of the optionee.

FEDERAL INCOME TAX TREATMENT

         All options granted under the 1994 Plan are NQSOs. Reference is made to the discussion of the Federal income tax consequences as to NQSOs under the caption "Approval of an Amendment to the 1998 Stock Option Plan - Federal Income Tax Consequences," above, for a general summary of the Federal income tax consequences under the Code as currently in effect with respect to options under the 1994 Plan.

PLAN BENEFITS

        If the proposed amendments are adopted, Messrs. C. Bruce Barksdale, James R. Grover, Jr., Joseph C. Hogan and R. Dave Garwood, the Company's Outside Directors, would be granted an option, following the Meeting, to purchase 25,000 shares of Common Stock at 100% of the fair market value of the Common Stock on the date of the Meeting and options to purchase 25,000 shares would be granted to each Outside Director at each annual meeting thereafter held (and to new Outside Directors on the date they join the Board). Outside Directors are also eligible to participate in the 1998 Plan.

         REQUIRED VOTE

               Approval of the proposed amendments to the Non-Employee Director Plan require the affirmative vote of the holders of a majority of the shares of Common Stock, present in person or represented by proxy, at the Meeting and entitled to vote on this proposal. If the amendments to the Non-Employee Director Plan are not approved by stockholders, the amendments will not be made and the Non-Employee Director Plan will continue in its present in effect in accordance with its present terms. The Board of Directors unanimously recommends that stockholders vote FOR approval of Proposal 3.

                                   PROPOSAL 4.

                          RATIFICATION OF SELECTION OF
                         INDEPENDENT PUBLIC ACCOUNTANTS

         The Board of Directors has selected the firm of Arthur Andersen LLP as the independent public accountants of the Company for the year ending June 30, 2001. The Board proposes that the stockholders ratify such selection at the Meeting. Arthur Andersen LLP and its predecessor, Arthur Andersen & Co. have acted as the Company's independent public accountants for the past 27 years.

         Representatives of Arthur Andersen LLP are expected to be present at the Meeting and will be afforded the opportunity to make a statement if they so desire and to respond to appropriate questions.

REQUIRED VOTE

         The affirmative vote of a majority of the shares of Common Stock present in person or represented by proxy at the Meeting and entitled to vote on this proposal is required to approve this proposal. The Board of Directors recommends a vote FOR Proposal 4.

                                  MISCELLANEOUS

STOCKHOLDER PROPOSALS

         From time to time stockholders may present proposals which may be proper subjects for inclusion in the proxy statement and form of proxy related to that meeting. In order to be considered, such proposals must be submitted in writing on a timely basis. Stockholder proposals intended to be included in the Company's proxy statement and form of proxy relating to the Company's 2001 Annual Meeting of Stockholders must be received by July 9, 2001. Any such proposals, as well as any questions relating thereto, should be directed to the Secretary of the Company, 1385 Akron Street, Copiague, New York 11726. As to any proposals intended to be presented by a stockholder, without inclusion in the Board of Directors' proxy statement and form of proxy for the Company's next Annual Meeting, the proxies named in the Board of Directors' form of proxy for that meeting will be entitled to exercise discretionary authority on that proposal unless the Company receives notice of the matter on or before September 22, 2001. Any such notices should also be directed to the Secretary of the Company at the above address. However, even if such notice is timely received, such proxies may nevertheless be entitled to exercise discretionary authority on that matter to the extent permitted by Securities and Exchange Commission regulations.

ANNUAL REPORT ON FORM 10-K

         A copy of the Company's Annual Report on Form 10-K for the year ended June 30, 2000, which has been filed with the Securities and Exchange Commission, is also available, without charge, to stockholders who are interested in more detailed information about the Company.

Requests for a copy of that report should be addressed to Ms. Virginia M. Hall, Vice President-Administration, 1385 Akron Street, Copiague, New York 11726, telephone number (631) 789-5000.

SOLICITATION OF PROXIES

        The cost of solicitation of Proxies, including the cost of reimbursing banks, brokers and other nominees for forwarding proxy solicitation material to the beneficial owners of shares held of record by them and seeking instructions from such beneficial owners, will be borne by the Company. Proxies may be solicited without extra compensation by certain officers, directors and regular employees of the Company by mail and, if determined to be necessary, by telephone, telecopy, telegraph or personal interview. The Company has retained W.F. Doring & Co., Inc., 150 Bay Street, Jersey City, New Jersey 07302 to aid in the solicitation of Proxies. For its services, W.F. Doring & Co., Inc. will receive a fee of $2,500 plus reimbursement for certain out-of-pocket expenses.

OTHER MATTERS

         The Board of Directors does not intend to bring before the Meeting any matter other than those specifically described above and knows of no matters other than the foregoing to come before the Meeting. If any other matters or motions properly come before the Meeting, it is the intention of the persons named in the accompanying Proxy to vote the Proxy in accordance with their judgment on such matter or motions, including any matters dealing with the conduct of the Meeting.

                                             By Order of the Board of Directors,


                                                       Dorothy Roach,
                                                         Secretary

November 6, 2000

PROXY                            TII INDUSTRIES, INC.                      PROXY

           PROXY FOR ANNUAL MEETING OF STOCKHOLDERS - DECEMBER 6, 2000 THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

         The undersigned hereby appoints, as proxies for the undersigned, TIMOTHY J. ROACH and VIRGINIA M. HALL, or either of them, with full power of substitution, to vote all shares of the capital stock of TII Industries, Inc. (the "Company") which the undersigned is entitled to vote at the Annual Meeting of Stockholders of the Company to be held on Wednesday, December 6, 2000, at 3:00 p.m., New York time, at the Huntington Hilton, 598 Broadhollow Road, Melville, New York, receipt of Notice of which meeting and the Proxy Statement accompanying the same being hereby acknowledged by the undersigned, and at any adjournments or postponements thereof, upon the matters described in the Notice of Meeting and Proxy Statement and upon such other business as may properly come before the meeting or any adjournments or postponements thereof, hereby revoking any proxies heretofore given.

      EACH PROPERLY EXECUTED PROXY WILL BE VOTED IN ACCORDANCE WITH THE SPECIFICATIONS MADE ON THE REVERSE SIDE HEREOF. A VOTE FOR EACH NOMINEE AND FOR PROPOSALS 2, 3 AND 4 IS RECOMMENDED BY THE BOARD OF DIRECTORS. WHERE NO DIRECTION TO VOTE ON A SPECIFIC MATTER IS GIVEN, THE PROXIES WILL BE DEEMED AUTHORIZED TO VOTE FOR EACH LISTED NOMINEE TO SERVE AS A DIRECTOR AND FOR PROPOSALS 2, 3 AND 4.

                  (Continued and to be signed on reverse side)
--------------------------------------------------------------------------------
                      (DELTA) FOLD AND DETACH HERE (DELTA)

                              TII INDUSTRIES, INC.
    PLEASE MARK VOTE IN OVAL IN THE FOLLOWING MANNER USING DARK INK ONLY. |X|

1.    ELECTION OF DIRECTORS -                                      For           Withhold          For All
      Nominees: (01) Alfred J. Roach and                           All              All            Except
      (02) Timothy J. Roach                                        [_]              [_]              [_]

       (Except Nominee(s) written above)

                                                                   FOR            AGAINST          ABSTAIN
                                                                   [_]              [_]              [_]
2.    To approve the amendment to the Company's 1998
      Stock Option Plan.

3.    To approve the amendments to the Company's 1994              [_]              [_]              [_]
      Non-Employee Director Stock Option Plan.

4.    To ratify the selection of Arthur Andersen LLP as            [_]              [_]              [_]
      independent public accountants for the Company.
                                                                    Dated __________________________, 2000

                                                                    Signature(s)
                                                                                     --------------------------

                                                                    NOTE: Please sign your name or names exactly
                                                                    as set forth hereon. If signing as attorney,
                                                                    executor,    administrator,    trustee    or
                                                                    guardian,  please  indicate  the capacity in
                                                                    which you are  acting.  Proxies  executed by
                                                                    corporations  should  be  signed  by a  duly
                                                                    authorized   officer  and  should  bear  the
                                                                    corporate seal.

--------------------------------------------------------------------------------
                      (DELTA) FOLD AND DETACH HERE (DELTA)
                             YOUR VOTE IS IMPORTANT.
 PLEASE SIGN, DATE AND MAIL THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.